UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 4, 2011

AMICO GAMES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53711	98-0579264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Zhonhshan Avenue No. 238, Tianhe District, Guangzhou, Canton Province, China 51030
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 86 20 8556 2666

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On September 19, 2011, our company’s board of directors approved a twenty (20) for one (1) reverse stock split of its authorized and issued and outstanding common shares, such that its authorized capital will be decreased from 600,000,000 share of common stock to 30,000,000 shares of common stock and, correspondingly, its issued and outstanding shares of common stock will be decreased from 219,200,500 shares of common stock to 10,960,025, all with a par value of $0.00001. No fractional shares will be issued and all fractional shares resulting from the reverse split will be rounded up.  Our preferred stock remains unchanged.

On November 4, 2011, the Nevada Secretary of State accepted for filing a Certificate of Change, wherein we have effected an amendment to our Articles of Incorporation to decrease the authorized number of shares of our common stock from 600,000,000 to 30,000,000 shares, par value of $0.00001.

On November 8, 2011, we received confirmation that the reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on November 9, 2011 under the symbol “AMCGD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 20 business days, our symbol will revert back to the original symbol “AMCG”.  Our new CUSIP number is 031518 202.

Item 9.01	Financial Statements and Exhibits

3.1      Certificate of Change filed with the Nevada Secretary of State on November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICO GAMES CORP.

/s/ Carter Jun Ho
Carter Jun Ho
President, Chief Executive Officer and Director

Date:	November 9, 2011